Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 22, 2013, relating to the financial statements and financial highlights which appear in the September 30, 2013 Annual Report to Shareholders of AQR Global Equity Fund, AQR International Equity Fund, AQR Emerging Defensive Equity Fund, AQR International Defensive Equity Fund, AQR U.S. Defensive Equity Fund, AQR Momentum Fund, AQR Small Cap Momentum Fund, AQR International Momentum Fund, AQR Tax-Managed Momentum Fund, AQR Tax-Managed Small Cap Momentum Fund, AQR Tax-Managed International Momentum Fund, AQR Core Equity Fund, AQR Small Cap Core Equity Fund, AQR International Core Equity Fund, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 27, 2014